Exhibit 23.2

Consent of Independent Auditor’s

To the Boards of Directors of

Specialty Building Products

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of Specialty Building Products of our audit report dated September 28, 2021, relating to the combined financial statements of Reeb Millwork Corporation and Affiliates as of and for the years ended December 21, 2020 and 2019. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Concannon, Miller + Co., P.C.

Bethlehem, PA

January 3, 2022

1525 Valley Center Parkway, Suite 300, Bethlehem, PA 18017-2285

P 610-433-5501 F 610-433-5001 www.concannonmiller.com

Member of AICPA Division for CPA Firms • Private Companies Practice Section